Exhibit 4.19

EXECUTION COPY

FIRST AMENDMENT TO

AMENDED AND RESTATED

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of April 19, 2013, and amends that certain Amended and Restated Membership Interest Purchase Agreement, dated as of February 13, 2013 (the “Original Execution Date”), by and among Constellation Beers Ltd., a Maryland corporation (“Constellation Beers”), Constellation Brands Beach Holdings, Inc., a Delaware corporation (“CBBH”), Constellation Brands, Inc., a Delaware corporation (“CBI”), and Anheuser-Busch InBev SA/NV, a Belgian corporation (“ABI”) (the “Agreement”).

W I T N E S S E T H

WHEREAS, on July 17, 2006, Diblo, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Diblo”), and Constellation Beers (then known as Barton Beers, Ltd.) agreed to establish and engage in a joint venture, Crown Imports LLC, a Delaware limited liability company (the “Importer”), for the principal purpose of importing, marketing and selling beer packaged in containers bearing one or more of the trademarks belonging to Grupo Modelo, S.A.B. de C. V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico (“Grupo Modelo”), or one of its Affiliates;

WHEREAS, GModelo Corporation, a Delaware corporation and a Subsidiary of Grupo Modelo (“Seller”), and Constellation Beers are parties to that certain Amended and Restated Limited Liability Company Agreement of Crown Imports LLC, dated as of January 2, 2007 (as amended through June 28, 2012, the “LLC Agreement”);

WHEREAS, Seller holds fifty percent (50%) of the limited liability company membership interests (the “LLC Interests”) of the Importer (the limited liability company membership interests owned by Seller, the “Importer Interest”);

WHEREAS, on February 13, 2013, Constellation Beers, CBBH, CBI and ABI enterered into the Agreement, pursuant to which ABI shall cause Seller to divest, and CBI shall cause Constellation Beers and CBBH to acquire, the Importer Interest; and

WHEREAS, the undersigned, being all of the parties to the Agreement, desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to amend the Agreement as follows:

1. Capitalized terms used but not otherwise defined herein or in any exhibit attached hereto shall have the meanings given to them in the Agreement.

2. Section 12.5(b)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

(i) If the Seller Parties determine to sell the Entire Importer Interest to the Alternative Purchaser pursuant to a sale under this Section 12.5(b) (such a sale, a “Participatory Transaction”), then upon fifteen (15) days’ prior written notice from the Seller Parties (the “Drag-Along Notice”), which notice shall include, in reasonable detail, the terms and conditions of the Participatory Transaction, including the time and place of closing and the aggregate purchase price for the Entire Importer Interest, the Buyer Parties shall be obligated to, and shall, on the same terms and conditions specified in the Drag-Along Notice, sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Alternative Purchaser, the CBI Interest in the same transaction at the closing of the Participatory Transaction (and will deliver certificates or assignments for the CBI Interest at such closing, free and clear of all claims, liens and encumbrances subject to customary exceptions); provided that, the Buyer Parties shall only be required to make representations and warranties relating to due organization of Buyer Parties, brokers, non-contravention, title and ownership of, and authority to sell the CBI Interest and shall only be required to provide indemnification to the Alternative Purchaser (which shall be capped at the net cash proceeds received by the Buyer Parties in the transaction and shall be on a pro rata basis with the Seller Parties’ indemnification obligations and subject to any limitations on the Seller Parties’ obligations to indemnify the Alternative Purchaser (including any caps on indemnification obligations)) for breaches of such representations and warranties and any covenants that both the Seller Parties and the Buyer Parties are required to make.

3. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

4. (a) All references in the Agreement to “the date hereof”, “herein” or “the date of this Agreement” shall refer to the Original Execution Date and (b) the date on which the representations and warranties set forth in Articles IV and V of the Agreement are made by ABI, Constellation Beers, CBBH or CBI shall not change as a result of the execution of this Amendment and shall be made as of such dates as they were in the Agreement, in each of cases (a) and (b), unless expressly indicated otherwise in this Amendment.

5. Except as expressly provided above, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

6. THIS AMENDMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Amendment, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or Proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Amendment may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, Proceeding or transactions shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or Proceeding in the manner provided in Section 14.3 of the Agreement or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

7. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 4.

8. This Amendment may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, taken together, shall be deemed to constitute one and the same instrument. This Amendment may be executed by facsimile signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly caused this Amendment to be executed, as an instrument under seal, as of the date first above written.

CONSTELLATION BEERS LTD.

By:	/s/ Thomas J. Mullin
Name:	Thomas J. Mullin
Title:	Executive Vice President

CONSTELLATION BRANDS BEACH HOLDINGS, INC.

By:	/s/ Perry R. Humphrey
Name:	Perry R. Humphrey
Title:	Vice President

CONSTELLATION BRANDS, INC.

By:	/s/ Thomas J. Mullin
Name:	Thomas J. Mullin
Title:	Executive Vice President

ANHEUSER-BUSCH INBEV SA/NV

By:	/s/ A. Randon
Name:	A. Randon
Title:	V.P. Control

By:	/s/ Benoit Loore
Name:	Benoit Loore
Title:	V.P. Legal Corporate & Compliance

[Signature Page to First Amendment to Amended and Restated Membership Interest Purchase Agreement]